Exhibit 99.1

New Fortress Energy Announces First Quarter 2020 Results

May 4, 2020

NEW YORK -- New Fortress Energy LLC (NASDAQ: NFE) (“NFE” or the “Company”) today reported its financial results for the first quarter ending March 31, 2020.

Business Highlights
•	Record volumes were achieved in the first quarter and for the first time exceeded 1,650,000 gallons per day (“GPD”) in April 2020
◾	Average daily volumes sold in Q1 2020 were in excess of 750,000 gallons per day which is a 200,000 increase from Q4 2019
◾	Gallons per day volumes are expected to be between 1,500,000 and 2,500,000 on average for the remainder of 2020
◾	As development projects reach full commercial operations, the Company expects Operating Margin to expand as asset utilization is enhanced
•	All terminals in Jamaica and Puerto Rico are complete and fully operational
◾
Jamalco CHP Plant declared COD(1) on March 3, 2020; we are now consistently delivering approximately 100 MW of power to the Jamaican grid and 300 klbs per hour of steam to Jamalco from the Jamalco CHP Plant

◾	Our Puerto Rico Facility commenced delivering natural gas to San Juan Units 5 & 6
•	New business pipeline is very robust
◾	We continue to focus on 10 key markets with 5 of them having terminals that are either Operational(2), Under Development(3) or In Discussions
◾	Total Committed Volumes(4) and In Discussion Volumes(5) continue to be over 19 million GPD(6)
•	COVID-19 during Q1 2020 did not materially impact financial results
◾	While the coronavirus has affected our customers and electricity demand in the markets we serve, power and gas remain an essential good
◾	Customer receivables remain current and the business has ample liquidity to support operational demands and growth initiatives

Financial Overview

	For the three months ended,
(in millions, except Average Volumes)	December 31, 2019	March 31, 2020
Revenues	$69.8	$74.5
Net Loss	$(38.4)	$(60.1)
Operating Margin*	$1.3	$(2.2)
Average Volumes (k GPD)	538	755

*Operating Margin is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP results please refer to the exhibit to this press release.

•
Revenue increased by $4.7mm from Q4 2019 driven by an increase in volumes due to Jamalco CHP Plant coming online, partially offset by a 22% lower price of Henry Hub for the quarter along with lower development services revenue.

•
The net loss increased $21.7mm from Q4 2019 primarily driven by $8.9mm additional interest expense incurred associated with additional debt outstanding and a $9.6mm loss recognized as a result of the extinguishment of the previous term loan facility.

•	Operating Margin was impacted by a reduced price of Henry Hub and increased logistics costs of gas acquired from third parties during Q1 2020 compared to Q4 2019.
•	SG&A was approximately $20mm when excluding non-cash share-based compensation expense and non-capitalizable development related expenses.

Please refer to our Q1 2020 Investor Presentation for further information about the following terms:
1) “COD” means commercial operations date, as defined in the power purchase agreement between us and JPS, and as defined in the steam supply agreement between us and Jamalco.
2) “Operational” with respect to a particular project means we expect gas to be made available within thirty (30) days, gas has been made available to the relevant project, or that the relevant project is in full commercial operations.  Where gas is going to be made available or has been made available but full commercial operations have not yet begun, full commercial operations will occur later than, and may occur substantially later than, our reported Operational date.  We cannot assure you if or when such projects will reach full commercial operations.  Actual results could differ materially from the illustrations reflected in this presentation and there can be no assurance we will achieve our goals.
3) “Under Development” or similar statuses means that we have taken steps and invested money to develop a facility, including procuring land rights and entitlements, negotiating or signing construction contracts, and undertaking active engineering, procurement and construction work. Our development projects are in various phases of progress, and there can be no assurance that we will continue progress on each development as we expect. If we are unable to enter into favorable contracts or to obtain the necessary regulatory and land use approvals on favorable terms, we may not be able to construct and operate these assets as expected, or at all. Additionally, the construction of facilities is inherently subject to the risks of cost overruns and delays.
4) “Committed Volumes” means our expected volumes to be sold to customers under (i) binding contracts, (ii) non-binding letters of intent, (iii) non-binding memorandums of understanding, (iv) binding or non-binding term sheets or (v) have been officially selected as the winning provider in a request for proposals or competitive bid process. We cannot assure you if or when we will enter into binding definitive agreements for the sales of volumes under non-binding letters of intent, non-binding memorandums of understanding, non-binding term sheets or based on our selection as the winning provider under a request for proposals or competitive bid process. Some but not all of our contracts contain minimum volume commitments, and our expected volumes to be sold to customers reflected in our “Committed Volumes” are substantially in excess of such minimum volume commitments.
5) “In Discussion”, “In Discussion Volumes” or similar words refer to expected volumes to be sold to customers for which (i) we are in active negotiations, (ii) there is a request for proposals or competitive bid process, or (iii) we anticipate a request for proposals or competitive bid process will soon be announced based on our discussions with the potential customer. We cannot assure you if or when we will enter into contracts for sales of additional volumes, the price at which we will be able to sell such volumes, or our costs to purchase, liquefy, deliver and sell such volumes. Some but not all of our contracts contain minimum volume commitments, and our expected sales to customers reflected in our “in discussion volumes” are substantially in excess of potential minimum volume commitments.
6) Based on Committed Volumes and In Discussion Volumes as of May 1, 2020 in total for all of Jamaica, Mexico, Puerto Rico and other countries with Committed Volumes and In Discussion Volumes.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which will be available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call

Management will host a conference call on Tuesday, May 5, 2020 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (866) 953-0778 (from within the U.S.) or (630) 652-5853 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE First Quarter 2020 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A replay of the conference call will also be available after 11:00 A.M. on Tuesday May 5, 2020 through 11:00 P.M. on Tuesday, May 12, 2020 at (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.), Passcode: 3085606.

About New Fortress Energy LLC
New Fortress Energy (NASDAQ: NFE) is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to rapidly deliver fully-integrated, turnkey energy solutions that enable economic growth, enhance environmental stewardship and transform local industries and communities. New Fortress Energy is majority-owned by a fund managed by an affiliate of Fortress Investment Group.

Non-GAAP Financial Measure
Operating Margin is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income/(loss) from operations, net income/(loss), cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP financial measure, as we have defined it, provides a supplemental measure of financial performance of our current liquefaction and regasification operations. This measure excludes items that have little or no significance on day-to-day performance of our current liquefaction and regasification operations, including our corporate SG&A, loss on mitigation sales, loss on extinguishment of debt, net, and other (income) expense.

As Operating Margin measures our financial performance based on operational factors that management can impact in the short-term and provides an assessment of controllable expenses, items associated with our capital structure and beyond the control of management in the short-term, such as depreciation and amortization, taxation, and interest expense are excluded.  As a result, this supplemental metric affords management the ability to make decisions to facilitate meeting current financial goals as well as to achieve optimal financial performance of our current liquefaction and regasification operations.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements.  A reconciliation is provided for the non-GAAP financial measure to our GAAP net income/(loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” including our expected volumes of LNG or production of power in particular jurisdictions; our expected volumes for Committed Volumes and In Discussion Volumes; the expectation that we will continue to capitalize on the depressed LNG market to expand Operating Margins; our expectation that we are able to fund Committed projects using current Cash on hand. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the risk that our construction or commissioning schedules will take longer than we expect, the risk that the volumes we are able to sell are less than we expect due to decreased customer demand or our inability to supply,  the risk that our expectations about the price at which we purchase LNG, the price at which we sell LNG, the cost at which we produce, ship and deliver LNG, and the margin that we receive for the LNG that we sell are not in line with our expectations, risks that our operating or other costs will increase and our expected funding of projects may not be possible, and risks that our downstream Committed projects costs are greater than we expect so the expected funding of such projects may not be possible. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in the Company’s annual and quarterly reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement.

IR:
Alan Andreini
(212) 798-6128
aandreini@fortress.com

Joshua Kane
(516) 268-7455
jkane@newfortressenergy.com

Media:
Jake Suski
(516) 268-7403
press@newfortressenergy.com

Exhibits – Financial Statements

Condensed Consolidated Statements of Operations and Comprehensive Loss
For the three months ended December 31, 2019 and March 31, 2020
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	December 31, 2019	March 31, 2020
Revenues
Operating revenue	$52,279	$63,502
Other revenue	17,473	11,028
Total revenues	69,752	74,530

Operating expenses
Cost of sales	60,135	68,216
Operations and maintenance	8,290	8,483
Selling, general and administrative	30,091	28,370
Loss on mitigation sales	5,280	208
Depreciation and amortization	2,209	5,254
Total operating expenses	106,005	110,531

Operating loss	(36,253)	(36,001)

Interest expense	4,955	13,890
Other (income) expense, net	(2,940)	611
Loss on extinguishment of debt, net	-	9,557
Loss before taxes	(38,268)	(60,059)
Tax expense (benefit)	102	(4)
Net loss	(38,370)	(60,055)
Net loss attributable to non-controlling interest	31,027	51,757
Net loss attributable to stockholders	$(7,343)	$(8,298)

Net loss per share – basic and diluted	$(0.30)	$(0.32)

Weighted average number of shares outstanding – basic and diluted	24,330,516	26,029,492

Other comprehensive loss:
Net loss	$(38,370)	$(60,055)
Unrealized loss on currency translation adjustment	76	369
Comprehensive loss	(38,446)	(60,424)
Comprehensive loss attributable to non-controlling interest	31,092	52,073
Comprehensive loss attributable to stockholders	$(7,354)	$(8,351)

Non-GAAP Operating Margin
(Unaudited, in thousands of U.S. dollars)

We define non-GAAP operating margin as GAAP net loss, adjusted for selling, general and administrative expense, loss on mitigation sales, depreciation and amortization, interest expense, other expense (income), loss on extinguishment of debt, net and tax expense (benefit).

	For the three months ended,
	December 31, 2019	March 31, 2020
Net loss	$(38,370)	$(60,055)
Add:
Selling, general and administrative	30,091	28,370
Loss on mitigation sales	5,280	208
Depreciation and amortization	2,209	5,254
Interest expense	4,955	13,890
Other (income) expense, net	(2,940)	611
Loss on extinguishment of debt, net	-	9,557
Tax expense (benefit)	102	(4)
Non-GAAP operating margin	$1,327	$(2,169)

Condensed Consolidated Balance Sheets
As of March 31, 2020 and December 31, 2019
(Unaudited, in thousands of U.S. dollars, except share amounts)

	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$232,698	$27,098
Restricted cash	32,512	30,966
Receivables, net of allowances of $0 and $0, respectively	45,976	49,890
Inventory	28,602	63,432
Prepaid expenses and other current assets	74,826	39,734
Total current assets	414,614	211,120

Restricted cash	26,055	34,971
Construction in progress	333,646	466,587
Property, plant and equipment, net	479,089	192,222
Right-of-use asset, net	115,511	-
Intangibles, net	42,276	43,540
Finance leases, net	1,002	91,174
Investment in equity securities	140	2,540
Deferred tax assets, net	2,756	34
Other non-current assets	74,027	81,626
Total assets	$1,489,116	$1,123,814

Liabilities
Current liabilities
Accounts payable	$21,256	$11,593
Accrued liabilities	68,529	54,943
Current lease liabilities	29,944	-
Due to affiliates	7,377	10,252
Other current liabilities	24,545	25,475
Total current liabilities	151,651	102,263

Long-term debt	945,209	619,057
Non-current lease liabilities	64,760	-
Deferred tax liabilities, net	-	241
Other long-term liabilities	13,305	14,929
Total liabilities	1,174,925	736,490

Stockholders’ equity
Class A shares, 24,820,003 shares issued and 24,236,495 outstanding as of March 31, 2020; 23,607,096 shares issued and outstanding as of December 31, 2019	133,166	130,658
Treasury shares, 583,508 shares as of March 31, 2020, at cost; 0 shares at December 31, 2019, at cost	(6,132)	-
Class B shares, 144,342,572 shares, issued and outstanding as of March 31, 2020 and December 31, 2019	-	-
Accumulated deficit	(55,427)	(45,823)
Accumulated other comprehensive loss	(83)	(30)
Total stockholders' equity attributable to NFE	71,524	84,805
Non-controlling interest	242,667	302,519
Total stockholders' equity	314,191	387,324
Total liabilities and stockholders' equity	$1,489,116	$1,123,814

Condensed Consolidated Statements of Operations and Comprehensive Loss
For the three months ended March 31, 2020 and 2019
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenues
Operating revenue	$63,502	$26,138
Other revenue	11,028	3,813
Total revenues	74,530	29,951

Operating expenses
Cost of sales	68,216	33,349
Operations and maintenance	8,483	4,499
Selling, general and administrative	28,370	49,749
Loss on mitigation sales	208	-
Depreciation and amortization	5,254	1,691
Total operating expenses	110,531	89,288

Operating loss	(36,001)	(59,337)

Interest expense	13,890	3,284
Other expense (income), net	611	(2,575)
Loss on extinguishment of debt, net	9,557	-
Loss before taxes	(60,059)	(60,046)
Tax (benefit) expense	(4)	246
Net loss	(60,055)	(60,292)
Net loss attributable to non-controlling interest	51,757	46,735
Net loss attributable to stockholders	$(8,298)	$(13,557)

Net loss per share – basic and diluted	$(0.32)	$(0.96)

Weighted average number of shares outstanding – basic and diluted	26,029,492	14,094,534

Other comprehensive loss:
Net loss	$(60,055)	$(60,292)
Unrealized loss on currency translation adjustment	369	-
Comprehensive loss	(60,424)	(60,292)
Comprehensive loss attributable to non-controlling interest	52,073	46,735
Comprehensive loss attributable to stockholders	$(8,351)	$(13,557)

Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2020 and 2019
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net loss	$(60,055)	$(60,292)
Adjustments for:
Amortization of deferred financing costs	3,353	981
Depreciation and amortization	5,481	1,849
Loss on extinguishment of debt, net	9,557	-
Deferred taxes	(18)	201
Change in value of investment in equity securities	2,400	(896)
Share-based compensation	2,508	19,037
Other	88	204
Decrease (Increase) in receivables	5,752	(3,102)
Decrease (Increase) in inventories	34,830	(11,043)
(Increase) Decrease in other assets	(54,080)	15,684
Decrease in right-of-use asset, net	9,263	-
Increase in accounts payable/accrued liabilities	2,132	3,567
(Decrease) Increase in amounts due to affiliates	(2,875)	3,117
(Decrease) in lease liabilities	(9,170)	-
(Decrease) in other liabilities	(477)	(355)
Net cash used in operating activities	(51,311)	(31,048)

Cash flows from investing activities
Capital expenditures	(56,098)	(136,281)
Principal payments received on finance lease, net	50	284
Net cash used in investing activities	(56,048)	(135,997)

Cash flows from financing activities
Proceeds from borrowings of debt	832,144	220,000
Payment of deferred financing costs	(14,069)	(4,400)
Repayment of debt	(506,402)	(1,250)
Proceeds from IPO	-	274,948
Payments related to tax withholdings for share-based compensation	(6,084)	-
Payment of offering costs	-	(6,105)
Net cash provided by financing activities	305,589	483,193

Net increase in cash, cash equivalents and restricted cash	198,230	316,148
Cash, cash equivalents and restricted cash – beginning of period	93,035	100,853
Cash, cash equivalents and restricted cash – end of period	$291,265	$417,001

Supplemental disclosure of non-cash investing and financing activities:
Changes in accounts payable and accrued liabilities associated with construction in progress and property, plant and equipment additions	$13,359	$(32,946)